                                                                   Exhibit 99.C2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated June 9, 2004 in the Registration Statement of Equity Opportunity Trust, Value S&P Industrial Series 2004A.


                                       /s/ ERNST & YOUNG LLP
                                       -------------------------------------
                                       ERNST & YOUNG LLP


New York, New York
June 9, 2004